Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2007 relating to the financial statements which appear in XTL Biopharmaceuticals Ltd's Annual Report on Form 20-F for the year ended December 31, 2006.

Kesselman & Kesselman /s/

Kesselman & Kesselman
Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers
International Limited

Tel Aviv, Israel

January 17, 2008